UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K/A

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the
Securities Exchange Act of 1934

Date of Report (Date of earliest event reported):  June 1, 2007

World Energy Solutions, Inc.
(Exact Name of Registrant as Specified in Charter)

Delaware	333-136528	04-3474959
(State or Other Juris- diction of Incorporation	(Commission File Number)	(IRS Employer Identification No.)

446 Main Street Worcester, Massachusetts	01608
(Address of Principal Executive Offices)	(Zip Code)

Registrant’s telephone number, including area code: (508) 459-8100

n/a
(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):
☐      Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐      Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐      Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐      Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

The purpose of this report is to amend World Energy Solutions, Inc.’s (the “Company”) Current Report on Form 8-K filed with the Securities and Exchange Commission on June 5, 2007 (the “Initial Report”) which reported the Company’s acquisition of EnergyGateway, LLC. This report amends the Initial Report so as to provide the information under Items 9.01(a) and 9.01(b) of Form 8-K.

ITEM 2.01.    COMPLETION OF ACQUISITION OR DISPOSITION 0F ASSETS.

On June 1, 2007, the Company acquired substantially all of the assets of EnergyGateway, LLC, an Ohio limited liability company (“EnergyGateway”), pursuant to an Asset Purchase Agreement with EnergyGateway and its members dated May 23, 2007.  The Company paid approximately $4.95 million in cash and issued 5.375 million shares of its common stock to EnergyGateway as consideration in the transaction.  The shares were valued at approximately $6.5 million based on the average closing price for the two days before and after the announcement date of $1.22 per share. 2.175 million of the shares that the Company paid to EnergyGateway in connection with this transaction are being held in escrow for 18 months following the closing to secure various indemnification obligations of EnergyGateway and its members.  EnergyGateway is an online broker of natural gas and electricity for commercial and industrial customers in the United States, providing its customers with professional energy purchasing services, including access to its proprietary ‘post and bid’ online procurement system called EGate.

The total purchase price, including related acquisition costs of approximately $290,000, was approximately $11.4 million, net of cash acquired and liabilities assumed of approximately $138,000. The cash used by the Company to acquire EnergyGateway came from the Company’s cash assets.

ITEM 9.01.    FINANCIAL STATEMENTS, PRO FORMA FINANCIAL INFORMATION AND EXHIBITS

(a)       FINANCIAL STATEMENTS OF BUSINESS ACQUIRED

Balance sheets of EnergyGateway as of December 31, 2006 and 2005 (audited) and as of March 31, 2007 (unaudited) and the related statements of income, members’ equity and cash flows for the years ended December 31, 2006 and 2005 (audited) and for the three months ended March 31, 2007 and 2006 (unaudited), with the report of the independent registered public accounting firm thereon, are attached hereto as Exhibit 99.2 and are incorporated herein by reference.

(b)       PRO FORMA FINANCIAL INFORMATION

Pro forma unaudited combined statements of income of the Company for the three months ended March 31, 2007 and the year ended December 31, 2006, all giving pro forma effect to the Company’s acquisition of EnergyGateway, are attached hereto as Exhibit 99.3 and are incorporated herein by reference.

(d)       EXHIBITS

2.1	Asset Purchase Agreement by and among World Energy Solutions, Inc., EnergyGateway, LLC and Members of EnergyGateway, LLC dated May 23,2007. *

23.1	Consent of UHY LLP.

99.1	Press Release issued by the Company dated June 4, 2007. *

99.2
Balance sheets of EnergyGateway, LLC as of December 31, 2006 and 2005 (audited) and as of March 31, 2007 (unaudited) and the related statements of income, members’ equity and cash flows for the years ended December 31, 2006 and 2005 (audited) and for the three months ended March 31, 2007 and 2006 (unaudited) with the report of the independent registered public accounting firm thereon.

99.3
Unaudited pro forma combined balance sheet as of March 31, 2007 giving effect to the acquisition of the assets of EnergyGateway as if the transaction had occurred on March 31, 2007 and unaudited pro forma combined statements of operations of the Company for the three months ended March 31, 2007 and the year ended December 31, 2006, all giving pro forma effect to the Company’s acquisition of the assets of EnergyGateway as if the transaction had occurred on January 1, 2006.

* Previously filed with the Company’s 8-K on June 5, 2007.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned, hereunto duly authorized.

World Energy Solutions, Inc.

Dated: August 13, 2007	By:	/s/ James F. Parslow
James F. Parslow
Chief Financial Officer

EXHIBIT INDEX

Exhibit                                                                Description

23.1	Consent of UHY LLP.

99.2
Balance sheets of EnergyGateway, LLC as of December 31, 2006 and 2005 (audited) and as of March 31, 2007 (unaudited) and the related statements of income, members’ equity and cash flows for the years ended December 31, 2006 and 2005 (audited) and for the three months ended March 31, 2007 and 2006 (unaudited), with the report of the independent registered public accounting firm thereon.

99.3
Unaudited pro forma combined balance sheet as of March 31, 2007 giving effect to the acquisition of the assets of EnergyGateway as if the transaction had occurred on March 31, 2007 and unaudited pro forma combined statements of operations of the Company for the three months ended March 31, 2007 and the year ended December 31, 2006, all giving pro forma effect to the Company’s acquisition of the assets of EnergyGateway as if the transaction had occurred on January 1, 2006..